EX.99.(l)

November 25, 2013

Goldman Sachs MLP Income Opportunities Fund

200 West Street

New York, New York 10282

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Goldman Sachs MLP Income Opportunities Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-189529) as originally filed on June 21, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on September 20, 2013, October 24, 2013 and on or about the date hereof (the “Original Registration Statement”), relating to the proposed issuance of the Fund’s common shares of beneficial interest, par value $0.001 per share (“Shares”). This opinion is being issued in connection with the registration statement of the Fund on Form N-2 (the “New Registration Statement”), which is being filed pursuant to Rule 462(b) under the Securities Act to register additional common shares of beneficial interest of the Fund (the “Additional Shares”) that are part of the same offering described in the Original Registration Statement.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Original Registration Statement;

(ii)	the New Registration Statement;

(iii)	a draft of the Underwriting Agreement;

(iv)	the Certificate of Trust of the Fund;

(v)	the Declaration of Trust;

(vi)	the By-Laws of the Fund; and

(vii)	resolutions of the board of directors of the Fund relating to, among other things, the authorization and issuance of the Shares and Additional Shares.

November 22, 2013 Page 2

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Fund.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered by the parties thereto and (ii) the Additional Shares are (a) issued and delivered against receipt by the Fund of payment therefor at a price per Share not less than the par value per share of the Additional Shares as contemplated by the New Registration Statement and the prospectus contained therein and in accordance with the terms of the Underwriting Agreement and (b) if applicable, countersigned by the transfer agent, the Additional Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware Statutory Trust Act and judicial interpretations thereof. We are not members of the bar of the State of Delaware.

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the New Registration Statement and to the reference to this firm under the captions “Legal Opinions” and “Legal Matters” in the prospectus which forms a part of the prospectus incorporated by reference into the New Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP